   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 1999
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                ------------------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------


                                 IMRglobal CORP.
             (Exact name of Registrant as Specified in Its Charter)

                 FLORIDA                                  59-2911475
     (State or Other Jurisdiction of                   (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)

                ------------------------------------------------


                            100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 467-8000
    (Address of Registrant's Principal Executive Offices, including Zip Code)


                ------------------------------------------------



                                 IMRglobal CORP.
                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)



                                DILIP PATEL, ESQ.
                      VICE PRESIDENT AND CO-GENERAL COUNSEL
                                 IMRglobal CORP.
                            100 SOUTH MISSOURI AVENUE
                            CLEARWATER, FLORIDA 33756
                                 (727) 467-8000

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)



                                    COPY TO:
                            THOMAS J. EGAN JR., ESQ.
                                BAKER & MCKENZIE
                          815 CONNECTICUT AVENUE, N.W.
                              WASHINGTON, DC 20006
                                 (202) 452-7050


                ------------------------------------------------


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                                              PROPOSED
                                                                                              MAXIMUM
                                                  AMOUNT TO            PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
                                                     BE               OFFERING PRICE PER      OFFERING       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED             REGISTERED                 SHARE              PRICE             FEE(3)
------------------------------------            --------------        -------------------     ----------     -------------
Common Stock, par value $.10 per                3,750,000 (2)             $37,852,500          $10.094         $10,523.00
share (1)


------------------------


(1) 12,253,455 shares relating to the 1996 Stock Incentive Plan were registered on Form S-8 in March 1997 (Reg No. 333-24027).

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the 1996 Stock Incentive Plan.

(3) Under Rule 457(h) of the Securities Act of 1933, as amended, the registration fee may be calculated based upon the average of the high and low sales prices of the common stock of IMRglobal Corp. as reported on the NASDAQ National Market on September 13, 1999 (a date within 5 business days prior to filing of this Registration Statement) of $10.094 per share for a total offering of $37,852,500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the Plans, is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the registration statement on Form S-8, filed by IMRglobal Corp. (or Information Management Resources, Inc. as the company was then known) with respect to the Plan (333-24027), which in turn incorporates other documents by reference) are incorporated herein by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, IMRglobal Corp. certifies that is has reasonable ground to believe that it meets all of the requirements for filing a registration statement on Form S-8 and has duly caused this Registration Statement to be singed on its behalf of the undersigned, thereunto duly authorized, in the city of Clearwater in the State of Florida, on this 14th day of September, 1999.


                                             IMRglobal CORP.



                                             By: /s/ Satish K. Sanan
                                                 ------------------------------
                                                 Satish K. Sanan
                                                 Chairman of the Board and
                                                 Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



By: /s/ Satish K. Sanan                      By:  /s/ John R. Hindman*
   ------------------------------------         --------------------------------
     Name: Satish K. Sanan                       Name: John R. Hindman
     Title: Chairman & Chief                     Title: President
            Executive Officer
            (Principal Executive Officer)

Dated September 14, 1999                         Dated September 14, 1999



By:   /s/ Vincent Addonisio*                 By:  /s/ Robert M. Molsick*
     ----------------------------------         --------------------------------
     Name: Vincent Addonisio                    Name: Robert M. Molsick
     Title: Senior Vice President &             Title: Chief Financial Officer
              Director                                   (Principal Financial &
                                                           Accounting Officer)

Dated September 14, 1999                         Dated September 14, 1999

By: /s/ Philip Shipperlee*                   By: /s/ Charles C. Luthin*
    -----------------------------------         --------------------------------
    Name: Philip Shipperlee                     Name:  Charles C. Luthin
    Title: Senior Vice President &              Title: Director
             Director

Dated September 14, 1999                        Dated September 14, 1999


By: /s/ Jeffery S. Slowgrove*
    -----------------------------------
    Name: Jeffery S. Slowgrove
    Title: Director

Dated September 14, 1999



---------------------------------------
*Signed pursuant to a Power of Attorney

                                INDEX OF EXHIBITS

EXHIBIT     DOCUMENT
-------     --------

4           1996 Stock Incentive Plan, as amended

5           Opinion regarding legality

23.1        Consent of Ernst & Young LLP as Independent Certified Public
            Accountants

23.2 Consent of PricewaterhouseCoopers LLP as Independent Certified Public Accountants

23.3        Consent of Arthur Andersen LLP as Independent Public Accountants